AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 22, 1997
                                                      REGISTRATION NO. 333-19167
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-1

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          ORION NETWORK SYSTEMS, INC.*
             (Exact name of registrant as specified in its charter)

        Delaware                          4899                               52-2008654
(State of organization)       (Primary S.I.C. Code Number)    (I.R.S. Employer & Identification Number)

 2440 RESEARCH BOULEVARD, SUITE 400, ROCKVILLE, MARYLAND 20850, (301) 258-8101
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              RICHARD H. SHAY, ESQ.
 2440 RESEARCH BOULEVARD, SUITE 400, ROCKVILLE, MARYLAND 20850, (301) 258-8101
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

   For Information regarding additional registrants, see "Table of Additional
                                  Registrants."

                                    Copies to:

                 Anthony S. Harrington, Esq.                            Jerry V. Elliott, Esq.
                   Steven M. Kaufman, Esq.                            James S. Scott, Sr., Esq.
                   HOGAN & HARTSON L.L.P.                                 SHEARMAN & STERLING
  555 Thirteenth Street, N.W., Washington, D.C. 20004-1109    599 Lexington Avenue, New York, New York 10022
                       (202) 637-5600                                       (212) 848-4000

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, as amended, check the following box: [   ]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective
registration statement for the same offering. [    ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [   ]

   If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE

   This Amendment is being filed for the purposes of filing the exhibits indicated in Part II of the Registration Statement. The Amendment also refiles page 70 of the Registration Statement to correct certain references to Exhibit
99.2 hereto.

accurate way to value Orion 1 would be to identify recent, closely comparable sales of transponders or satellites serving similar markets. Ascent did not use this method since it was unable to identify any closely comparable sales. However, Ascent's did identify the most comparable satellite sales as a check on approach in appraising Orion 1.

   Because events and circumstances frequently do not occur as expected and for the reasons described under "Risk Factors" and elsewhere in this Prospectus, there will usually be differences between assumed and actual results, and those differences may be material. Therefore, no assurance may be given that the appraised value of Orion 1 will be achieved and reliance should not be placed on such appraised value.

   The Company has obtained an appraisal from Ascent because it believes that the value of Orion 1 may be of interest to purchasers of the Notes as creditors of the Company, and that such purchasers might be interested in an expert appraiser's assessment of the value of Orion 1.

 INSURANCE


   Orion has obtained satellite in-orbit life insurance for Orion 1 covering the period from May 1996 to May 1997 in an initial amount of approximately $245 million providing protection against partial or total loss of the satellite's communications capability, including loss of transponders, power or ability to control the positioning of the satellite. The aggregate premium for in-orbit insurance for Orion 1 is approximately $6 million per annum.

   Orion intends to procure launch insurance for the construction, launch and insurance costs of Orion 2 and Orion 3. In the past, satellite launch insurance was generally procured approximately six months prior to launch. Recently, it has become possible to obtain a commitment from insurance underwriters well before that time, which fixes the rate and certain terms of launch insurance. Orion intends shortly to seek such a commitment from insurance underwriters to provide launch insurance for Orion 2 and Orion 3. Such insurance is expected to be quite costly, with present insurance rates ranging at or above 16% of the insured amount, depending upon such factors as the launch history and recent performance of the launch vehicle to be used and general availability of launch insurance in the insurance marketplace (although such rates have reached 20% or higher in the past several years). Such insurance can be expected to include certain contract terms, exclusions, deductibles and material change conditions that are customary in the industry. After launch of Orion 2 and Orion 3, the Company will need to procure satellite in-orbit life insurance for Orion 2 and Orion 3. There can be no assurance that such insurance will be available or that the price of such insurance or the terms and exclusions in the actual insurance policies will be favorable to the Company. Launch and in-orbit insurance for its satellites will not protect the Company against business interruption, loss or delay of revenues and similar losses and may not fully reimburse the Company for its expenditures. Accordingly, an unsuccessful launch of Orion 2 or Orion 3 or any significant loss of performance with respect to any of its satellites would have a material adverse effect on Orion and would impair Orion's ability to service its indebtedness, including the Notes. See "Risk Factors -- Risks of Satellite Loss or Reduced Performance -- Limited Insurance for Satellite Launch and Operation."

COMPETITION

   As a provider of data networking and Internet-related services, Orion competes with a large number of telecommunications service providers and value-added resellers of transmission capacity. As a provider of satellite transmission capacity, Orion competes with other providers of satellite and terrestrial facilities.

   Many of these competitors have significant competitive advantages, including long-standing customer relationships, close ties with regulatory and local authorities, control over connections to local telephone networks and have financial resources, experience, marketing capabilities and name recogni

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution.

   The following table sets forth the various expenses to be paid by the Registrant in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the Securities and Exchange Commission registration fee and the National Association of Securities Dealers, Inc.
filing and listing fees.

Securities and Exchange Commission registration fee ......  $105,152
National Association of Securities Dealers, Inc. filing
fee.......................................................  $ 30,500
Blue sky fees and expenses (including fees of counsel) ...         *
Printing and engraving expenses...........................         *
Fees and expenses of counsel for the Company..............         *
Accounting fees and expenses..............................         *
Appraisal fees and expenses...............................         *
Transfer agent and registrar fees.........................         *
Miscellaneous.............................................         *
 Total....................................................  $      *
                                                            ===========

----------
*    To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Orion. Orion's Certificate of Incorporation provides that its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In accordance with the requirements of Delaware law, as amended, the Certificate of Incorporation provide that the Company=s directors would remain subject to liability for monetary damages (i) for any breach of their duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Code for approval of an unlawful dividend or an unlawful stock purchase or redemption and (iv) for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

   Orion's Certificate of Incorporation also provides that, except as expressly prohibited by law, Orion shall indemnify any person who was or is a party (or threatened to be made a party) to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of Orion (or is or was serving at the request of Orion as a director or officer of another enterprise), against expenses, liabilities and losses (including attorney's fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and a manner such person reasonably believed to be in or not opposed to the best interests of Orion, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification shall not be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Orion unless (and only to the extent that) the Delaware Court of Chancery or the court in which such action or suit was brought determines that, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity.

   Old ONSI. Old ONSI's Certificate of Incorporation provides that its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to Old ONSI and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate

                                   PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS (Continued)

circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In accordance with the requirements of Delaware law, as amended, the Certificate of Incorporation provide that Old ONSI's directors would remain subject to liability for monetary damages (i) for any breach of their duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Code for approval of an unlawful dividend or an unlawful stock purchase or redemption and (iv) for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

   Old ONSI's Certificate of Incorporation also provides that, except as expressly prohibited by law, Old ONSI shall indemnify any person who was or is a party (or threatened to be made a party) to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of Old ONSI (or is or was serving at the request of Old ONSI as a director, officer, employee or agent of another enterprise), against expenses, liabilities and losses (including attorney's fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

   OrionSat. OrionSat's Certificate of Incorporation provides that its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to OrionSat and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In accordance with the requirements of Delaware law, as amended, the Certificate of
Incorporation provides that OrionSat's directors would remain subject to liability for monetary damages (i) for any breach of their duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Code for approval of an unlawful dividend or an unlawful stock purchase or redemption and (iv) for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

   OrionSat's Bylaws provide that, except as expressly prohibited by law, OrionSat shall indemnify any person who was or is a party (or threatened to be made a party) to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of OrionSat (or is or was serving any other enterprise at the request of OrionSat), against expenses, liabilities and losses (including attorney's fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

   OrionNet Finance Corporation. OrionNet Finance Corporation's Certificate of Incorporation provides that its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to OrionNet Finance Corporation and its stockholders. This provision in the Certificate of
Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In accordance with the requirements of Delaware law, as amended, the Certificate of
Incorporation provides that OrionNet Finance Corporation's directors would remain subject to liability for monetary damages (i) for any breach of their duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Code for approval of an unlawful dividend or an unlawful stock purchase or redemption and (iv) for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

   OrionNet Finance Corporation's Bylaws provide that, except as expressly prohibited by law, OrionNet Finance Corporation shall indemnify any person who was or is a party (or threatened to be made a party) to any threatened, pending or completed action, suit or proceeding by reason of the fact

                                   PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS (Continued)

that such person is or was a director, officer, employee or agent of OrionNet Finance Corporation (or is or was serving any other enterprise at the request of OrionNet Finance Corporation), against expenses, liabilities and losses (including attorney's fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

   Asia Pacific Space and Communications, Ltd. ("APSC"). APSC's Certificate of Incorporation provides that the personal liability of its directors shall be eliminated to the fullest extent provided by Section 7 of Subsection (b) of
Section 102 of the Delaware Code. This paragraph allows for the elimination of all personal liability, provided that liability shall not be eliminated or limited (i) for any breach of their duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Code for approval of an unlawful dividend or an unlawful stock purchase or redemption and (iv) for any transaction from which the director derived an improper personal benefit. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

   APSC's Certificate of Incorporation also provides that APSC shall indemnify its directors, officers, employees and agents to the fullest extent permitted by
Section 145 of the Delaware Code, as the same exists or may hereafter be amended. Section 145 currently covers expenses, liabilities and losses (including attorney's fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and a manner such person reasonably believed to be in or not opposed to the best interests of APSC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification shall not be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to APSC unless (and only to the extent that) the Delaware Court of Chancery or the court in which such action or suit was brought determines that, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity.

   Orion Asia Pacific. Orion Asia Pacific's Certificate of Incorporation provides that its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to Orion Asia Pacific and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In accordance with the requirements of Delaware law, as amended, the Certificate of Incorporation provides that Orion Asia Pacific=s directors would remain subject to liability for monetary damages (i) for any breach of their duty of loyalty to the corporation or its shareholders,
(ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Code for approval of an unlawful dividend or an unlawful stock purchase or redemption and
(iv) for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

   Orion Asia Pacific's Bylaws provide that, except as expressly prohibited by law, Orion Asia Pacific shall indemnify any person who was or is a party (or threatened to be made a party) to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of Orion Asia Pacific (or is or was serving any other enterprise at the request of Orion Asia Pacific), against expenses, liabilities and losses (including attorney's fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

   OrionNet. OrionNet's Certificate of Incorporation provides that its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to OrionNet and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate

                                   PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS (Continued)

circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In accordance with the requirements of Delaware law, as amended, the Certificate of
Incorporation provides that OrionNet's directors would remain subject to liability for monetary damages (i) for any breach of their duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Code for approval of an unlawful dividend or an unlawful stock purchase or redemption and (iv) for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

   OrionNet's Bylaws provide that, except as expressly prohibited by law, OrionNet shall indemnify any person who was or is a party (or threatened to be made a party) to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of OrionNet (or is or was serving any other enterprise at the request of OrionNet), against expenses, liabilities and losses (including attorney's fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

   Orion Atlantic Europe, Inc. Orion Atlantic Europe, Inc.'s Certificate of Incorporation provides that its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to Orion Atlantic Europe, Inc. and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In accordance with the requirements of Delaware law, as amended, the Certificate of Incorporation provides that Orion Atlantic Europe, Inc.'s directors would remain subject to liability for monetary damages (i) for any breach of their duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law,
(iii) under Section 174 of the Delaware Code for approval of an unlawful dividend or an unlawful stock purchase or redemption and (iv) for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

   Orion Atlantic Europe, Inc.'s Certificate of Incorporation also provides that, except as expressly prohibited by law, Orion Atlantic Europe, Inc. shall indemnify any person who was or is a party (or threatened to be made a party) to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of Orion Atlantic Europe, Inc. (or is or was serving at the request of Orion Atlantic Europe, Inc. as a director or officer of another enterprise), against expenses, liabilities and losses (including attorney's fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

   Section 145 of the Delaware Code empowers a corporation incorporated under that statute to indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve in such capacities with another enterprise at its request against expenses, as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred by them in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The power to indemnify shall only exist where such officer, director, employee or agent has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal action, where such person had no reasonable cause to believe his conduct was unlawful. However, in an action or suit by or in the right of the corporation, unless a court shall determine to the contrary, where such a person has been adjudged liable to the corporation, the corporation shall have no power of indemnification. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. Indemnification is not deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of stockholders or otherwise. A Delaware corporation also has the power to purchase and maintain

                                   PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS (Continued)

insurance on behalf of the persons it has the power to indemnify, whether or not indemnity against such liability would be allowed under the statute.

   International Private Satellite Partners, L.P. ("IPSP"). The Third Amended and Restated Agreement of Limited Partnership of International Private Satellite Partners, L.P. (the "IPSP Partnership Agreement") provides that neither the general partner (OrionSat) nor any of its affiliates , nor any of their respective partners, officers, directors, employees or agents, shall be liable to IPSP or its limited partners for any losses sustained or liabilities incurred as a result of any act or omission, so long as such conduct does not constitute bad faith, fraud, gross negligence, willful misconduct or breach of any fiduciary duty.

   The IPSP Partnership Agreement also provides that, except as expressly prohibited by law, IPSP shall indemnify OrionSat, its affiliates and their respective partners, officers, directors, employees and agents from any and all expenses, liabilities and losses (including attorney's fees), judgments, fines and amounts paid or to be paid in settlement arising from any claims, demands, actions, suits or proceedings, arising out of or incidental to the business or activities relating to IPSP.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of Orion pursuant to the foregoing provision or otherwise, Orion has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by such person in connection with the offering of the Securities (other than for the payment by the corporation of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding), the either corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

   Orion has insurance policies which will insure directors and officers against damages from actions and claims incurred in the course of their duties and will insure the corporations against expenses incurred in defending lawsuits arising from certain alleged acts of the directors and officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

   During the past three years, Orion (which completed an initial public offering in August 1995) issued the following unregistered securities, adjusted to reflect a 1.00-for-1.36 reverse stock split effected in July 1995. No underwriting discounts or commissions were paid in connection with any of such transactions, although a fee of $250,000 was paid to Salomon Brothers Inc for serving as a financial advisor to Orion in connection with Orion's 1994 private placement. There was no public offering in such transactions, and the transactions were exempt from the registration requirements of the Securities Act by reason of Sections 4(2) and 3(b) thereof, and Regulation D promulgated thereunder. In each instance, the shares of Common Stock, shares of Preferred Stock or warrants of Orion were issued to a limited group of purchasers, each of which had access to and/or was furnished information concerning Orion. The purchasers acquired the securities for investment only and not with a view to the distribution thereof, and each of the certificates representing the shares of Common Stock and Preferred Stock of Orion issued to such purchasers was stamped with a legend restricting the transfer of the shares of Common Stock and Preferred Stock representing thereby.

Common Stock

   In December 1993, Orion issued an aggregate of 178,097 shares of Common Stock as part of a private placement of its Common Stock to certain of its Directors and affiliates of those Directors at a purchase price of $10.20 per share. The terms of such issuance permitted the purchasers to receive the benefit of any lower price at which Common Stock subsequently was issued in the private placement or to receive any other security subsequently issued in the private placement. In June 1994, when Orion issued shares of Common Stock as part of the private placement of its Common Stock to a limited number of institutions and other investors (including 64,705 shares to affiliates of Directors) at a pur

                                   PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS (Continued)

chase price of $8.50 per share, Orion issued 100,326 additional shares to the Directors and affiliates of Directors who purchased Common Stock in December 1993. In addition, after Orion issued Series A Preferred Stock (along with warrants and options to make an additional investment) to CIBC, Fleet and Chisholm in June 1994, the Directors and affiliates of Directors who purchased Common Stock in December 1993 each exercised his or its right to receive Series A Preferred Stock (along with warrants and options to make an additional investment) in exchange for the Common Stock previously acquired, and Orion issued an aggregate of $3,000,000 of Series A Preferred Stock to such persons and entities.

   In May 1994, Orion entered into an agreement with SS/L whereby SS/L agreed to purchase 588,235 shares of Common Stock for an aggregate purchase price of $5,000,000. The agreement with SS/L includes a possible sale, under certain circumstances, of an additional 588,235 shares of Common Stock for an aggregate purchase price of $5,000,000. SS/L has the right to require the Company to repurchase the 588,235 shares from SS/L if Orion selects a company other than SS/L as the prime contractor in a contract for construction of a satellite to serve the Asia Pacific region. SS/L has the right, during the three year period after the sale of the initial shares of Common Stock, to receive more shares of Common Stock; under certain circumstances, if Orion issues Common Stock or a security convertible into or exchangeable for Common Stock for a price of less than $8.50 per share.

   In June 1994, Orion issued an aggregate of 174,844 shares of Common Stock as part of a private placement of its Common Stock to a limited number of institutions and other investors at a purchase price of $8.50 per share. The terms of such issuance permitted the purchasers to receive the benefit of any lower price at which Common Stock subsequently was issued in the private placement or to receive any other security subsequently issued in the private placement. When Orion issued Series A Preferred Stock (along with warrants and options to make an additional investment) to CIBC, Fleet and Chisholm in June 1994, the institutions and other investors who purchased Common Stock in June 1994 each exercised his, her or its right to receive Series A Preferred Stock (along with warrants and options to make an additional investment) in exchange for the Common Stock previously acquired, and Orion issued an aggregate of $3,000,000 of Series A Preferred Stock to such persons and entities.

   In March 1995 (but pursuant to a contract signed in January 1994) Orion issued an aggregate of 2,941 shares of Common Stock to a recruiting firm as compensation for work performed for Orion.

   In January 1997, Orion issued an aggregate of approximately 86,500 shares of Common Stock to British Aerospace, one of the Company's principal stockholders which has a representative on the Company's Board of Directors. Such issuance was pursuant to the exercise of a warrant granted in December 1991 in connection with the formation of Orion Atlantic.

   Orion has, from time to time, issued Common Stock upon conversion of Series A and Series B Preferred Stock.

Preferred Stock

   In June 1994, CIBC, Fleet and Chisholm purchased $11.5 million in Series A 8% Cumulative Redeemable Convertible Preferred Stock, which shares are convertible into shares of Common Stock at an exercise price of $8.50 per share. See "Description of Capital Stock -- Preferred Stock." CIBC, Fleet, and Chisholm also were granted the right to invest an additional $3.8 million in similar preferred stock, except that such similar preferred stock would be convertible at any time into Common Stock at a price within a range from $10.20 to $17.00 per share of Common Stock based upon when the option is exercised and certain other factors. CIBC, Fleet, and Chisholm also were granted a contractual "preemptive" right to purchase a pro rata portion of any equity securities sold by Orion in the future on the same terms and conditions as sold to others, subject to certain exceptions for securities sold or granted to employees, certain small offerings, and existing rights to acquire equity securities. CIBC, Fleet and Chisholm also were granted certain warrants (issued concurrently with the Series A Preferred Stock) to purchase Common Stock at the conversion price of such Series A Preferred Stock. These warrants do not become exercisable unless Orion exercise its right to repurchase the Series A Preferred Stock at the liquidation value (plus accrued and unpaid dividends). In connection with the transaction, CIBC and Fleet each were granted the right to elect one member of Orion's Board of Directors.

                                   PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS (Continued)

   After Orion issued Series A Preferred Stock (along with warrants and options to make an additional investment) to CIBC, Fleet and Chisholm in June 1994, the Directors and affiliates of Directors who purchased Common Stock in December 1993 and the institutions and other investors who purchased Common Stock in June 1994 each exercised his, her or its right to receive Series A Preferred Stock (along with warrants and options to make an additional investment) in exchange for the Common Stock previously acquired and Orion issued an aggregate of $3.0 million of Series A Preferred Stock to such persons and entities.

   In June 1995, CIBC and certain Directors and affiliates of Directors who purchased Series A Preferred Stock in June 1994 purchased approximately $4.2 million in Series B Preferred Stock of Orion. This purchase was pursuant to an option granted in June 1994 to purchase $1 of preferred stock similar to the Series A Preferred Stock for each $3 of Series A Preferred Stock purchased in June 1994, except that such similar preferred stock would be convertible at any time into Common Stock at a price within a range from $10.20 to $17.00 per share of Common Stock based upon when the option is exercised. The Series B Preferred Stock has rights, designations and preferences substantially similar to those of the Series A Preferred Stock discussed above, except that the Series B Preferred Stock is convertible into Common Stock at an initial price of $10.20 per share, subject to certain anti-dilution adjustments, and purchase of Series B Preferred Stock did not result in the purchasers receiving any rights to purchase additional preferred stock. The purchasers of the Series B Preferred Stock also were granted certain warrants (issued concurrently with the Preferred Stock) to purchase Common Stock at the conversion price of such Series B Preferred Stock. These warrants do not become exercisable unless Orion exercises its right to repurchase the Series B Preferred Stock at the liquidation value (plus accrued and unpaid dividends).

Warrants

   In May 1994, in connection with the sale of Common Stock to SS/L discussed under "Common Stock" above, Orion granted an option to SS/L to purchase 588,235 shares of Common Stock at a price of $8.50 per share prior to January 1, 1995, which option has expired.

   In June 1994, in connection with the sale of Series A Preferred Stock discussed under "Preferred Stock" above, Orion granted an option to the holders of Series A Preferred Stock to invest an additional $4.8 million in similar preferred stock (except that such similar preferred stock would be convertible at any time into Common Stock at a price based upon when the option is exercised within a range from $10.20 to $17.00 per share of Common Stock). The purchase of Series B Preferred Stock in June 1995 represented an exercise of the right to invest approximately $4.5 million of this amount. Orion also granted the holders of Preferred Stock certain warrants to purchase Common Stock at the conversion price of such Preferred Stock. These warrants do not become exercisable unless Orion exercises its right to repurchase the Preferred Stock at the liquidation value (plus accrued and unpaid dividends).

   In December 1996, Orion issued an option to DACOM to purchase 50,000 shares of Common Stock at a price of $14.00 per share. The warrant is exercisable for a six (6) month period beginning six (6) months after the commencement date, as defined in the Joint Investment Agreement, and ending one (1) year after the commencement date and will terminate at that time or at any time the Joint Investment Agreement between DACOM and Orion is terminated.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   (a) Exhibits.


   EXHIBIT
    NUMBER                                                      DESCRIPTION
    ------                                                      -----------

1.1            Form of Underwriting Agreement
2.1 Agreement and Plan of Merger, dated January 8, 1997, by and among Orion Network Systems, Inc., Orion Newco Services, Inc. and Orion Merger Company, Inc. (Incorporated by reference to exhibit number
               2.1 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)
3.1 Form of Restated Certificate of Incorporation of Orion Newco Services, Inc. (Incorporated by reference to exhibit number 3.1 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)
3.2 Bylaws of Orion Newco Services, Inc. (Incorporated by reference to exhibit number 3.2 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)
3.3            Certificate  of  Incorporation  of Orion  Network  Systems,  Inc.
               (Incorporated by reference to exhibit number 3.1 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
3.4 Bylaws of Orion Network Systems, Inc. (Incorporated by reference to exhibit number 3.2 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
3.5            Certificate of Incorporation of Orion Satellite Corporation
3.6            Bylaws of Orion Satellite Corporation
3.7 Certificate of Limited Partnership of International Private Satellite Partners, L.P.
3.8 Form of Third Amended and Restated Agreement of Limited Partnership of International Private Satellite Partners, L.P.
3.9            Certificate of Incorporation of OrionNet, Inc.
3.10           Bylaws of OrionNet, Inc.
3.11           Certificate of Incorporation of Orion Asia Pacific Corporation*
3.12           Bylaws of Orion Asia Pacific Corporation
3.13           Certificate of Incorporation OrionNet Finance Corporation
3.14           Bylaws of OrionNet Finance Corporation
3.15           Certificate   of   Incorporation   of  Asia  Pacific   Space  and
               Communications, Ltd.
3.16           Amended  and   Restated   Bylaws  of  Asia   Pacific   Space  and
               Communications, Ltd.
3.17           Certificate of Incorporation of Orion Atlantic Europe, Inc.
3.18           Bylaws of Orion Atlantic Europe, Inc.
4.1            Form of Senior Note Indenture and Form of Note included therein
4.2 Form of Senior Discount Note Indenture and Form of Note included therein
4.3            Form of Collateral Pledge and Securitiy Agreement
4.4            INTENTIONALLY OMITTED
4.5 Form of Warrant Agreement, by and between Orion and Bankers Trust Company, and Form of Warrant included therein
4.6 Forms of Warrant issued by Orion. (Incorporated by reference to exhibit number 4.1 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
4.7            Forms of Warrant  issued by Orion to holders of Preferred  Stock.
               (Incorporated by reference to exhibit number 4.2 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
4.8 Forms of Certificates of Designation of Series A 8% Cumulative Redeemable Convertible Preferred Stock, Series B 8% Cumulative Redeemable Convertible Preferred Stock and Series C 6% Cumulative Redeemable Convertible Preferred Stock of Orion. (Incorporated by reference to exhibit number 4.3 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)

   EXHIBIT
    NUMBER                                                      DESCRIPTION
    ------                                                      -----------
4.9 Forms of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock certificates of Orion. (Incorporated by reference to exhibit number 4.4 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)
4.10 Form of Common Stock Certificate of Orion. (Incorporated by reference to exhibit number 4.5 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)
4.11 Forms of Certificates of Designation of Series A 8% Cumulative Redeemable Convertible Preferred Stock and Series B 8% Cumulative Redeemable Convertible Preferred Stock of Orion Network Systems, Inc. (Incorporated by reference to exhibit number 4.4 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.).
4.12            Form of Warrant issued to DACOM Corp. (Incorporated by reference to exhibit number 4.6 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)
4.13 Debenture Purchase Agreement, dated January 13, 1997, with British Aerospace and Matra Marconi Space (Incorporated by reference to exhibit number 4.7 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)
5.1            Opinion of Hogan & Hartson L.L.P.*

8.1            Opinion of Hogan & Hartson  L.L.P.  with  respect to certain  tax matters*
10.1 Second Amended and Restated Purchase Agreement, dated September 26, 1991 ("Satellite Contract") by and between OrionSat and British Aerospace PLC and the First Amendment, dated as of September 15, 1992, Second Amendment, dated as of November 9, 1992, Third Amendment, dated as of March 12, 1993, Fourth Amendment, dated as of April 15, 1993, Fifth Amendment, dated as of September 22, 1993, Sixth Amendment, dated as of April 6, 1994, Seventh Amendment, dated as of August 9, 1994, Eighth Amendment, dated as of December 8, 1994, and Amendment No. 9 dated October 24, 1995, thereto. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibits number 10.13 and 10.14 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.2 Restated Amendment No. 10 dated December 10, 1996, between Orion Atlantic and Matra Marconi Space to the Second Amended and Restated Purchase Agreement, dated September 26, 1991 by and between OrionSat and British Aerospace PLC (which contract and prior exhibits thereto were incorporated by reference as exhibit number 10.1). (Incorporated by reference to exhibit number 10.2 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)
10.3 Ground Support System Agreement, dated as of August 2, 1991, by and between Orion Atlantic and Telespazio S.p.A. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.25 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.4 Italian Facility and Services Agreement, dated as of August 2, 1991, by and between OrionSat and Telespazio S.p.A. as amended by the amendment thereto, dated March 19, 1994. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibit number 10.26 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.5 Contract for a Satellite Control System, dated December 7, 1992, by and between Orion Atlantic, Telespazio S.p.A. and Martin Marietta Corporation. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.31 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.6 Credit Agreement, dated as of November 23, 1993, by and between Orion Atlantic, OrionSat and General Electric Capital Corporation ("GECC"). [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number
               10.32 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.7 Security Agreement, dated as of November 23, 1993, by and between Orion Atlantic, OrionSat and GECC. (Incorporated by reference to exhibit number 10.33 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.8 Assignment and Security Agreement, dated as of November 23, 1993, by and between Orion Atlantic, OrionSat and GECC. (Incorporated by reference to exhibit number 10.34 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

   EXHIBIT
    NUMBER                                                      DESCRIPTION
    ------                                                      -----------

10.9 Consent and Agreement, dated as of November 23, 1993, by and between Orion Atlantic, Martin Marietta Corporation and GECC. (Incorporated by reference to exhibit number 10.35 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.10 Deed of Trust, dated as of November 23, 1993, by and between Orion Atlantic, W. Allen Ames, Jr. and Michael J. Schwel, as Trustees, and GECC. (Incorporated by reference to exhibit number
               10.37 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
 10.11 Lease Agreement, dated as of November 23, 1993, by and between OrionNet, Inc. and Orion Atlantic, as amended by an Amendment, dated January 3, 1995. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibit number 10.38 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.12 Note for Interim Loans, dated as of November 23, 1993, by and between Orion Atlantic and GECC. (Incorporated by reference to exhibit number 10.42 in Registration Statement No. 33-80518 on Form S-1 of Orion Network
               Systems, Inc.)
10.13 Sales Representation Agreement and Ground Operations Service Agreement, each dated as of May 1, 1994 and June 30, 1994, by and between each of OrionNet, Inc. and Kingston Communications, respectively, and Orion Atlantic, as amended by side agreements, dated May 1, 1994, July 12, 1994 and February 1, 1995. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibit number 10.43 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.14 Lease Agreement, dated as of October 2, 1992, by and between OrionNet and Research Grove Associates, as amended by Amendment No. 1, dated March 26, 1993, Amendment No. 2, dated August 23, 1993, and Amendment No. 3, dated December 20, 1993. (Incorporated by reference to exhibit number 10.39 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.15          Sales  Representation  Agreement  and Ground  Operations  Service
               Agreement, dated as of June 30, 1995, by and between MCN Sat Service, S.A. and Orion Atlantic. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.69 in Orion's Registration Statement No. 33-80518 on Form S-1.)

10.16 Volume Purchase Agreement, dated January 18, 1995, by and between the Company and Dornier GmbH. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.66 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.17 Product Development, License and Marketing Agreement, dated January 18, 1995, by and between the Company and Dornier GmbH. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.65 in Orion's Registration Statement No. 33-80518 on Form S-1.)
10.18 Sales Representation Agreement, dated as of June 8, 1995, by and between Nortel Dasa Network Systems GmbH & Co. KG and Orion Atlantic. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number
               10.70 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.19 Orion 2 Spacecraft Purchase Contract, dated July 31, 1996, between Orion Atlantic and Matra Marconi Space. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.19 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)
10.20          Orion's  Amended and Restated  1987 Stock Option Plan as amended.
               (Incorporated by reference to exhibit number 10.23 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.21 Purchase Contract, dated December 4, 1991, by and between OrionNet, Inc., Shenandoah Valley Leasing Company and MCI Telecommunications Corporation. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTION OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.30 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.22 Amended and Restated Partnership Agreement of Orion Financial Partnership, dated as of April 15, 1994, by and between OrionNet and Computer Leasing Inc. ("CLI"). (Incorporated by reference to exhibit number 10.44 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.23 Continuing Guaranty, dated as of April 15, 1994, of the Company of the obligations of OrionNet Finance Corporation. (Incorporated by reference to exhibit number 10.45 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

   EXHIBIT
    NUMBER                                                      DESCRIPTION
    ------                                                      -----------
10.24 Release of Continuing Guaranty, dated as of December 29, 1994, by the Orion Financial Partnership. (Incorporated by reference to exhibit number 10.46 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.25 Confirmation of Continuing Guaranty, dated as of December 29, 1994, of the Company of the obligation of OFC. (Incorporated by reference to exhibit number 10.47 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.26 Continuing Guarantee, dated as of December 29, 1994, by Lessor Capital Funding Limited Partnership in favor of Orion Financial Partnership. (Incorporated by reference to exhibit number 10.48 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.) 10.27Master Lease Agreement, dated as of April 15, 1994, by and between OrionNet and Orion Financial Partnership. (Incorporated by reference to exhibit number 10.49 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.28          Collateral  Assignment and Pledge and Security  Agreement,  dated
               April 22, 1994, by and between CLI and Orion Financial Partnership. (Incorporated by reference to exhibit number 10.50 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.29          Purchase  Agreement,  dated as of April 22, 1994,  by and between
               OrionNet and Orion Financial Partnership. (Incorporated by reference to exhibit number 10.51 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.30 Stock Purchase Agreement, dated as of April 29, 1994, by and between the Company and SS/L. (Incorporated by reference to exhibit number 10.53 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.31 Registration Rights Agreement, dated as of April 29, 1994, by and between the Company and SS/L. (Incorporated by reference to exhibit number 10.54 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.32 Purchase Agreement, dated as of June 17, 1994, by and between the Company, CIBC, Fleet and Chisholm. (Incorporated by reference to exhibit number 10.55 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.33 Stockholders Agreement, dated as of June 17, 1994, by and between the Company, CIBC, Fleet, Chisholm and certain principal stockholders of the Company. (Incorporated by reference to exhibit number 10.56 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.) 10.34Registration Rights Agreement, dated as of June 17, 1994, by and between the Company, CIBC, Fleet and Chisholm. (Incorporated by reference to exhibit number 10.57 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.35 Purchase Agreement, dated as of June 19, 1995, by and among the Company, CIBC, Fleet and an affiliate of Fleet. (Incorporated by reference to exhibit number 10.58 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.36 Definitive Agreement, dated April 26, 1990, by and between Orion Asia Pacific and the Republic of the Marshall Islands and a Stock Option Agreement related thereto. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibit number 10.60 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.37 Option Agreement, dated December 10, 1996, by and between Orion Atlantic and Matra Marconi Space. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.37 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)
10.38 Memorandum of Agreement for the Procurement of Orion 2 Spacecraft, dated December 19, 1996, by and between Orion Atlantic and Matra Marconi Space. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.38 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)
10.39 TT&C Earth Station Agreement, dated as of November 11, 1996, by and between Orion Asia Pacific and DACOM Corp. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.39 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)

   EXHIBIT
    NUMBER                                                      DESCRIPTION
    ------                                                      -----------
10.40 Joint Investment Agreement, dated as of November 11, 1996, by and between Orion Asia Pacific and DACOM Corp. [CONFIDENTIAL
               TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.40 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)
10.41 Orion Network Systems, Inc. Employee Stock Purchase Plan (Incorporated by reference to exhibit number 4.4 in Registration Statement No. 333-19021 on Form S-8 of Orion Network Systems, Inc.)
10.42 Orion Network Systems, Inc. 401(k) Profit Sharing Plan (Incorporated by reference to exhibit number 4.5 in Registration Statement No. 333-19021 on Form S-8 of Orion Network Systems, Inc.)
10.43 Orion Network Systems, Inc. Non-Employee Director Stock Option Plan (Incorporated by reference to exhibit number 10.43 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)
10.44 Exchange Agreement dated June 1996 among Orion Network Systems, Orion Atlantic, OrionSat and the Limited Partners (Incorporated by reference to exhibit 10 in Current Report on Form 8-K dated December 20, 1996, of
               Orion Network Systems, Inc.)
10.45 First Amendment to Exchange Agreement dated December 1996 among Orion Network Systems, Orion Atlantic, OrionSat and the Limited Partners. (Incorporated by reference to exhibit number 10.45 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)
10.46 Redemption Agreement dated November 21, 1995, by and between STET and Orion Atlantic, the promissory notes delivered thereunder and Instrument of Redemption relating thereto. (Incorporated by reference to exhibit number 10.1 in Current Report on Form 8-K dated November 21, 1995 of Orion Network Systems, Inc.)
10.47 IPSP-Telecom Italia Agreement dated November 21, 1995, by and between Telecom Italia and Orion Atlantic. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.2 in Current Report on Form 8-K dated November 21, 1995 of Orion Network Systems, Inc.)
10.48 Indemnity Agreement dated November 21, 1995, by and among Telecom Italia, Orion Atlantic, Orion and STET. (Incorporated by reference to exhibit number 10.3 in Current Report on Form 8-K dated November 21, 1995 of Orion Network Systems, Inc.)
10.49 Subscription Agreement dated November 21, 1995, by and between Orion and Orion Atlantic, and the promissory note delivered thereunder. (Incorporated by reference to exhibit number 10.5 in Current Report on Form 8-K dated November 21, 1995 of Orion Network Systems, Inc.).
10.50 First Amendment to the Italian Facility and Services Agreement dated November 21, 1995, by and between Orion Atlantic and Nuova Telespazio. (Incorporated by reference to exhibit number 10.7 in Current Report on Form 8-K dated November 21, 1995 of Orion Network Systems, Inc.).
10.51 Registration Rights Agreement, dated January 13, 1997, by and among Orion Newco Services, Inc., British Aerospace Holdings, Inc. and Matra Marconi Space. (Incorporated by reference to exhibit number 10.51 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)

10.52 Orion 3 Spacecraft Purchase Contract, dated January 15, 1997, by and among Hughes Space and Communications International, Inc., Orion Asia Pacific Corporation and Orion Network Systems. {CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARTELY WITH THE COMMISSION.]*
12.1           Statement  Regarding  Computation  of Ratio of  Earnings to Fixed
               Charges.
21.1 List of subsidiaries of Orion. (Incorporated by references to exhibit number 21.1 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)
23.1           Consent of Ernst & Young LLP
23.2 Consent of Hogan & Hartson L.L.P. (included in their opinion filed as Exhibit 5.1).*
23.3           Consent of Ascent Communications Advisors, L.P.
24.1 Powers of Attorney (included on the signature pages of the Registration Statement).
26.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended of Bankers Trust Company as trustee (Separately Bound)*
99.1 Orders of FCC regarding OrionSat. (Incorporated by reference to exhibit number 99.1 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.).
99.2 Valuation for Orion Atlantic as of December 1, 1996, by Ascent Communications Advisors, L.P. (Included as Attachement A to the Prospectus which is a part of this Registration Statement.)
----------
   * To be filed by amendment.

   (b) Financial Statements and Schedules:

   (1) Financial Statements

   The financial statements filed as part of this Registration Statement are listed in the Index to Financial Statements on page F-1.

   (2) Schedules

   The financial statement schedules of the Company have been omitted because the information required to be set forth therein is not applicable or is shown in the Financial Statements or Notes thereto.

ITEM 17. UNDERTAKINGS.


   The undersigned Registrants hereby undertake:

   (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

   (c) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 22nd day of January, 1997.

                                             ORION NEWCO SERVICES, INC.


                                             By: /s/ W. Neil Bauer
                                                 -------------------------
                                                 W. Neil Bauer
                                                 President

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          Signature                                 Title                              Date
          ---------                                 -----                              ----

/s/ W. Neil Bauer
-------------------------------               President and Director                January 22, 1997
       W. Neil Bauer                      (Principal Executive Officer)

/s/ David J. Frear
-------------------------------          Vice President, Chief Financial            January 22, 1997
         David J. Frear                       Officer and Director
                                          (Principal Financial Officer
                                        and Principal Accounting Officer)

/s/  Richard H. Shay*
--------------------------------              Secretary and Director                January 22, 1997
        Richard H. Shay


*By: /s/ David J. Frear
     -----------------------------
              David J. Frear
             Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 22nd day of January, 1997.

                                             ORION NETWORK SERVICES, INC.
                                             By: /s/ W. Neil Bauer
                                                 -------------------------
                                                 W. Neil Bauer
                                                 President

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           SIGNATURE                             TITLE                         DATE
------------------------------  -------------------------------------- --------------------

/s/ W. Neil Bauer              President, Chief Executive
------------------------------   Officer and Director
W. Neil Bauer                    (Principal Executive Officer)         January 22, 1997

/s/ David J. Frear             Vice President, Chief Financial
------------------------------   Officer and Treasurer
David J. Frear                   (Principal Financial Officer
                                 and Principal Accounting Officer)     January 22, 1997


/s/ Gustave M. Hauser*          Chairman and Director                  January 22, 1997
-----------------------------
Gustave M. Hauser

/s/ John V. Saeman*             Director                               January 22, 1997
----------------------------
John V. Saeman

/s/ John G. Puente*             Director                               January 22, 1997
----------------------------
John G. Puente

/s/ Richard J. Brekka*          Director                               January 22, 1997
----------------------------
Richard J. Brekka

/s/ Warren B. French, Jr.*      Director                               January 22, 1997
----------------------------
Warren B. French, Jr.

/s/ Sidney S. Kahn*             Director                               January 22, 1997
----------------------------
Sidney S. Kahn

                                Director                               January __, 1997
----------------------------
W. Anthony Rice

                                      II-16

                             SIGNATURES (Continued)

           SIGNATURE                             TITLE                         DATE
------------------------------  -------------------------------------- --------------------
/s/ Robert M. Van Degna*        Director                               January 22, 1997
----------------------------
Robert M. Van Degna

/s/ Barry Horowitz*             Director                               January 22, 1997
----------------------------
Barry Horowitz



*By: /s/ David J. Frear
     ----------------------
        David J. Frear
       Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 22nd day of January, 1997.

                               ORION SATELLITE CORPORATION
                               By: /s/ W. Neil Bauer
                                   --------------------------------
                                       W. Neil Bauer
                                       Chairman and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



          Signature                                 Title                              Date
          ---------                                 -----                              ----

/s/ W. Neil Bauer                         Chairman, Chief Executive                January 22, 1997
-------------------------------             Officer and Director
       W. Neil Bauer                        (Principal Executive Officer)

/s/ Douglas Newman*                        President and Director                  January 22, 1997
-------------------------------
     Douglas Newman

/s/  David J. Frear                        Vice President, Chief Financial         January 22, 1997
--------------------------------             Officer and Director
      David J. Frear                         (Principal Financial Officer
                                             and Principal Accounting
                                             Officer)


*By: /s/ David J. Frear
     --------------------------
          David J. Frear
         Attorney-in-Fact


                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 22nd day of January, 1997.

                                  INTERNATIONAL PRIVATE SATELLITE
                                  PARTNERS, L.P.

                                  BY: ORION SATELLITE CORPORATION


                                  By: /s/ W. Neil Bauer
                                      -----------------------------------
                                       W. Neil Bauer
                                       Chairman and Chief Executive Officer


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          Signature                                 Title                              Date
          ---------                                 -----                              ----

/s/ W. Neil Bauer                         Chairman, Chief Executive                January 22, 1997
-------------------------------             Officer and Director
       W. Neil Bauer                        (Principal Executive Officer)

/s/ Douglas Newman*                        President and Director                  January 22, 1997
-------------------------------
     Douglas Newman

/s/  David J. Frear                        Vice President, Chief Financial         January 22, 1997
--------------------------------             Officer and Director
      David J. Frear                         (Principal Financial Officer
                                             and Principal Accounting
                                             Officer)


*By: /s/ David J. Frear
     --------------------------
          David J. Frear
         Attorney-in-Fact

                                      II-19

                                      -
                            SIGNATURES (Continued)

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 22nd day of January, 1997.

                                    ORIONNET, INC.
                                    By: /s/ W. Neil Bauer
                                        -----------------------------------
                                         W. Neil Bauer
                                         President and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       SIGNATURE                         TITLE                        DATE
-----------------------  ------------------------------------ -----------------

/s/ W. Neil Bauer       President, Chief Executive          January 22, 1997
-----------------------    Officer and Director
W. Neil Bauer              (Principal Executive Officer)



/s/ David J. Frear      Vice President, Chief Financial      January 22, 1997
-----------------------    Officer and Director
David J. Frear             (Principal Financial Officer
                           and Principal Accounting
                           Officer)



*By: /s/ David J. Frear
    ------------------------
          David J. Frear
         Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 22nd day of January, 1997.

                                   ORION ASIA PACIFIC CORPORATION
                                   By: /s/ W. Neil Bauer
                                      -----------------------------------
                                        W. Neil Bauer
                                        President and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       SIGNATURE                         TITLE                        DATE
-----------------------  ------------------------------------ -----------------

/s/ W. Neil Bauer       President, Chief Executive          January 22, 1997
-----------------------    Officer and Director
W. Neil Bauer              (Principal Executive Officer)



/s/ David J. Frear      Vice President, Chief Financial      January 22, 1997
-----------------------    Officer and Treasurer and
David J. Frear             Director (Principal Financial
                           Officer and Principal Accounting
                           Officer)



*By: /s/ David J. Frear
    ------------------------
          David J. Frear
         Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 22nd day of January, 1997.

                                   ASIA PACIFIC SPACE AND
                                   COMMUNICATIONS, INC.
                                   By: /s/ W. Neil Bauer
                                       ---------------------------------
                                        W. Neil Bauer
                                        President and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       SIGNATURE                         TITLE                        DATE
-----------------------  ------------------------------------ -----------------

/s/ W. Neil Bauer       President, Chief Executive          January 22, 1997
-----------------------    Officer and Director
W. Neil Bauer              (Principal Executive Officer)



/s/ David J. Frear      Vice President, Chief Financial      January 22, 1997
-----------------------    Officer and Director
David J. Frear             (Principal Financial Officer
                           and Principal Accounting
                           Officer)



*By: /s/ David J. Frear
    ------------------------
          David J. Frear
         Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 22nd day of January, 1997.

                                   ORIONNET FINANCE CORPORATION
                                   By: /s/ W. Neil Bauer
                                       ------------------------------------
                                        W. Neil Bauer
                                        President and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       SIGNATURE                         TITLE                        DATE
-----------------------  ------------------------------------ -----------------

/s/ W. Neil Bauer       President, Chief Executive          January 22, 1997
-----------------------    Officer and Director
W. Neil Bauer              (Principal Executive Officer)



/s/ David J. Frear      Vice President, Chief Financial      January 22, 1997
-----------------------    Officer and Treasurer and
David J. Frear             Director (Principal Financial
                           Officer and Principal Accounting
                           Officer)


*By: /s/ David J. Frear
     ----------------------
           David J. Frear
          Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 22nd day of January, 1997.

                                   ORION ATLANTIC EUROPE, INC.
                                   By: /s/ W. Neil Bauer
                                       --------------------------------
                                        W. Neil Bauer
                                        President and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



       SIGNATURE                         TITLE                        DATE
-----------------------  ------------------------------------ -----------------

/s/ W. Neil Bauer       President, Chief Executive          January 22, 1997
-----------------------    Officer and Director
W. Neil Bauer              (Principal Executive Officer)



/s/ David J. Frear      Vice President, Chief Financial      January 22, 1997
-----------------------    Officer and Treasurer and
David J. Frear             Director (Principal Financial
                           Officer and Principal Accounting
                           Officer)


*By: /s/ David J. Frear
     ----------------------
           David J. Frear
          Attorney-in-Fact

                                EXHIBIT INDEX

  EXHIBIT                                                                                                              PAGE
   NUMBER                                                 DESCRIPTION                                                 NUMBER
-----------  ----------------------------------------------------------------------------------------------------- -----------

1.1            Form of Underwriting Agreement
2.1            Agreement and Plan of Merger, dated January 8, 1997, by and among
               Orion Network Systems, Inc., Orion Newco Services, Inc. and Orion
               Merger Company, Inc. (Incorporated by reference to exhibit number
               2.1 in Registration  Statement No. 333-19795 on Form S-4 of Orion
               Newco Services, Inc.)
3.1            Form of  Restated  Certificate  of  Incorporation  of Orion Newco
               Services, Inc. (Incorporated by reference to exhibit number 3.1 in Registration Statement No. 333-19795 on Form S-4 of Orion
               Newco Services,  Inc.)



3.2 Bylaws of Orion Newco Services, Inc. (Incorporated by reference to exhibit number 3.2 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)

3.3            Certificate  of  Incorporation  of Orion  Network  Systems,  Inc.
               (Incorporated  by reference to exhibit number 3.1 in Registration
               Statement  No.  33-80518  on Form S-1 of Orion  Network  Systems,
               Inc.)
3.4            Bylaws of Orion Network Systems, Inc.  (Incorporated by reference to exhibit number 3.2 in  Registration  Statement No. 33-80518 on
               Form S-1 of Orion Network Systems, Inc.)
3.5            Certificate of Incorporation of Orion Satellite Corporation
3.6            Bylaws of Orion Satellite Corporation
3.7            Certificate  of  Limited  Partnership  of  International  Private
               Satellite Partners, L.P.
3.8            Form  of  Third   Amended  and  Restated   Agreement  of  Limited
               Partnership of International Private Satellite Partners, L.P.
3.9            Certificate of Incorporation of OrionNet, Inc.
3.10           Bylaws of OrionNet, Inc.
3.11           Certificate of Incorporation of Orion Asia Pacific Corporation*
3.12           Bylaws of Orion Asia Pacific Corporation
3.13           Certificate of Incorporation OrionNet Finance Corporation
3.14           Bylaws of OrionNet Finance Corporation
3.15           Certificate   of   Incorporation   of  Asia  Pacific   Space  and
               Communications, Ltd.

3.16           Amended  and   Restated   Bylaws  of  Asia   Pacific   Space  and
               Communications, Ltd.
3.17           Certificate of Incorporation of Orion Atlantic Europe, Inc.
3.18           Bylaws of Orion Atlantic Europe, Inc.
4.1            Form of Senior Note Indenture and Form of Note included therein
4.2            Form of Senior  Discount Note Indenture and Form of Note included therein
4.3            Form of  Collateral Pledge and Security Agreement
4.4            INTENTIONALLY OMITTED
4.5            Form of Warrant Agreement, by and between Orion and Bankers Trust
               Company, and Form of Warrant included therein
4.6            Forms of Warrant issued by Orion.  (Incorporated  by reference to exhibit number 4.1 in Registration Statement No. 33-80518 on Form
               S-1 of Orion Network Systems, Inc.)
4.7            Forms of Warrant  issued by Orion to holders of Preferred  Stock.
               (Incorporated  by reference to exhibit number 4.2 in Registration
               Statement  No.  33-80518  on Form S-1 of Orion  Network  Systems,
               Inc.)
4.8            Forms of  Certificates  of  Designation of Series A 8% Cumulative
               Redeemable  Convertible  Preferred Stock,  Series B 8% Cumulative
               Redeemable Convertible Preferred Stock and Series C 6% Cumulative
               Redeemable Convertible Preferred Stock of Orion. (Incorporated by
               reference to exhibit  number 4.3 in  Registration  Statement  No.
               333-19795 on Form S-4 of Orion Newco Services, Inc.)



  EXHIBIT                                                                                                              PAGE
   NUMBER                                                 DESCRIPTION                                                 NUMBER
-----------  ----------------------------------------------------------------------------------------------------- -----------
4.9            Forms of Series A Preferred  Stock,  Series B Preferred Stock and
               Series C Preferred Stock certificates of Orion.  (Incorporated by reference to exhibit  number 4.4 in  Registration  Statement  No.
               333-19795 on Form S-4 of Orion Newco Services, Inc.)
4.10           Form of  Common  Stock  Certificate  of Orion.  (Incorporated  by
               reference to exhibit  number 4.5 in  Registration  Statement  No.
               333-19795 on Form S-4 of Orion Newco Services, Inc.)
4.11           Forms of  Certificates  of  Designation of Series A 8% Cumulative
               Redeemable Convertible Preferred Stock and Series B 8% Cumulative
               Redeemable  Convertible Preferred Stock of Orion Network Systems,
               Inc.   (Incorporated  by  reference  to  exhibit  number  4.4  in
               Registration Statement No. 33-80518 on Form S-1 of Orion Network
               Systems, Inc.).
4.12            Form of Warrant issued to DACOM Corp.  (Incorporated by reference to exhibit number 4.6 in Registration  Statement No. 333-19795 on
               Form S-4 of Orion Newco Services, Inc.)
4.13           Debenture  Purchase  Agreement,  dated  January  13,  1997,  with
               British  Aerospace  and  Matra  Marconi  Space  (Incorporated  by
               reference to exhibit  number 4.7 in  Registration  Statement  No.
               333-19795 on Form S-4 of Orion Newco Services, Inc.)
5.1            Opinion of Hogan & Hartson L.L.P.*

8.1            Opinion of Hogan & Hartson  L.L.P.  with  respect to certain  tax matters*
10.1 Second Amended and Restated Purchase Agreement, dated September 26, 1991 ("Satellite Contract") by and between OrionSat and British Aerospace PLC and the First Amendment, dated as of September 15, 1992, Second Amendment, dated as of November 9, 1992, Third Amendment, dated as of March 12, 1993, Fourth Amendment, dated as of April 15, 1993, Fifth Amendment, dated as of September 22, 1993, Sixth Amendment, dated as of April 6, 1994, Seventh Amendment, dated as of August 9, 1994, Eighth Amendment, dated as of December 8, 1994, and Amendment No. 9 dated October 24, 1995, thereto. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibits number 10.13 and 10.14 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.2 Restated Amendment No. 10 dated December 10, 1996, between Orion Atlantic and Matra Marconi Space to the Second Amended and Restated Purchase Agreement, dated September 26, 1991 by and between OrionSat and British Aerospace PLC (which contract and prior exhibits thereto were incorporated by reference as exhibit number 10.1). (Incorporated by reference to exhibit number 10.2 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)
10.3 Ground Support System Agreement, dated as of August 2, 1991, by and between Orion Atlantic and Telespazio S.p.A. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.25 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.4 Italian Facility and Services Agreement, dated as of August 2, 1991, by and between OrionSat and Telespazio S.p.A. as amended by the amendment thereto, dated March 19, 1994. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibit number 10.26 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.5 Contract for a Satellite Control System, dated December 7, 1992, by and between Orion Atlantic, Telespazio S.p.A. and Martin Marietta Corporation. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.31 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.6 Credit Agreement, dated as of November 23, 1993, by and between Orion Atlantic, OrionSat and General Electric Capital Corporation ("GECC"). [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number
               10.32 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

  EXHIBIT                                                                                                              PAGE
   NUMBER                                                 DESCRIPTION                                                 NUMBER
-----------  ----------------------------------------------------------------------------------------------------- -----------
10.7           Security Agreement, dated as of November 23, 1993, by and between
               Orion Atlantic,  OrionSat and GECC. (Incorporated by reference to exhibit number 10.33 in  Registration  Statement No.  33-80518 on
               Form S-1 of Orion Network Systems, Inc.)
10.8           Assignment and Security Agreement, dated as of November 23, 1993, by and between Orion Atlantic,  OrionSat and GECC.  (Incorporated by reference to exhibit  number 10.34 in  Registration  Statement
               No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.9           Consent and  Agreement,  dated as of November  23,  1993,  by and between Orion  Atlantic,  Martin  Marietta  Corporation and GECC.
               (Incorporated   by   reference   to  exhibit   number   10.35  in
               Registration  Statement No. 33-80518 on Form S-1 of Orion Network
               Systems, Inc.)

10.10 Deed of Trust, dated as of November 23, 1993, by and between Orion Atlantic, W. Allen Ames, Jr. and Michael J. Schwel, as Trustees, and GECC. (Incorporated by reference to exhibit number
               10.37 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.11 Lease Agreement, dated as of November 23, 1993, by and between OrionNet, Inc. and Orion Atlantic, as amended by an Amendment, dated January 3, 1995. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibit number 10.38 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.12 Note for Interim Loans, dated as of November 23, 1993, by and between Orion Atlantic and GECC. (Incorporated by reference to exhibit number 10.42 in Registration Statement No. 33-80518 on Form S-1 of Orion Network
               Systems, Inc.)
10.13 Sales Representation Agreement and Ground Operations Service Agreement, each dated as of May 1, 1994 and June 30, 1994, by and between each of OrionNet, Inc. and Kingston Communications, respectively, and Orion Atlantic, as amended by side agreements, dated May 1, 1994, July 12, 1994 and February 1, 1995. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibit number 10.43 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.14 Lease Agreement, dated as of October 2, 1992, by and between OrionNet and Research Grove Associates, as amended by Amendment No. 1, dated March 26, 1993, Amendment No. 2, dated August 23, 1993, and Amendment No. 3, dated December 20, 1993. (Incorporated by reference to exhibit number 10.39 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.15          Sales  Representation  Agreement  and Ground  Operations  Service
               Agreement, dated as of June 30, 1995, by and between MCN Sat Service, S.A. and Orion Atlantic. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.69 in Orion's Registration Statement No. 33-80518 on Form S-1.)
10.16 Volume Purchase Agreement, dated January 18, 1995, by and between the Company and Dornier GmbH. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.66 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.17 Product Development, License and Marketing Agreement, dated January 18, 1995, by and between the Company and Dornier GmbH. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.65 in Orion's Registration Statement No. 33-80518 on Form S-1.)
10.18 Sales Representation Agreement, dated as of June 8, 1995, by and between Nortel Dasa Network Systems GmbH & Co. KG and Orion Atlantic. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number
               10.70 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.19 Orion 2 Spacecraft Purchase Contract, dated July 31, 1996, between Orion Atlantic and Matra Marconi Space. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.19 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)

  EXHIBIT                                                                                                              PAGE
   NUMBER                                                 DESCRIPTION                                                 NUMBER
-----------  ----------------------------------------------------------------------------------------------------- -----------

10.20          Orion's  Amended and Restated  1987 Stock Option Plan as amended.
               (Incorporated by reference to exhibit number 10.23 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.21 Purchase Contract, dated December 4, 1991, by and between OrionNet, Inc., Shenandoah Valley Leasing Company and MCI Telecommunications Corporation. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTION OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.30 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.22 Amended and Restated Partnership Agreement of Orion Financial Partnership, dated as of April 15, 1994, by and between OrionNet and Computer Leasing Inc. ("CLI"). (Incorporated by reference to exhibit number 10.44 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.23 Continuing Guaranty, dated as of April 15, 1994, of the Company of the obligations of OrionNet Finance Corporation. (Incorporated by reference to exhibit number 10.45 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.24 Release of Continuing Guaranty, dated as of December 29, 1994, by the Orion Financial Partnership. (Incorporated by reference to exhibit number 10.46 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.25 Confirmation of Continuing Guaranty, dated as of December 29, 1994, of the Company of the obligation of OFC. (Incorporated by reference to exhibit number 10.47 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.26 Continuing Guarantee, dated as of December 29, 1994, by Lessor Capital Funding Limited Partnership in favor of Orion Financial Partnership. (Incorporated by reference to exhibit number 10.48 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.) 10.27Master Lease Agreement, dated as of April 15, 1994, by and between OrionNet and Orion Financial Partnership. (Incorporated by reference to exhibit number 10.49 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.28          Collateral  Assignment and Pledge and Security  Agreement,  dated
               April 22, 1994, by and between CLI and Orion Financial Partnership. (Incorporated by reference to exhibit number 10.50 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.29          Purchase  Agreement,  dated as of April 22, 1994,  by and between
               OrionNet and Orion Financial Partnership. (Incorporated by reference to exhibit number 10.51 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.30 Stock Purchase Agreement, dated as of April 29, 1994, by and between the Company and SS/L. (Incorporated by reference to exhibit number 10.53 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.31 Registration Rights Agreement, dated as of April 29, 1994, by and between the Company and SS/L. (Incorporated by reference to exhibit number 10.54 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.32 Purchase Agreement, dated as of June 17, 1994, by and between the Company, CIBC, Fleet and Chisholm. (Incorporated by reference to exhibit number 10.55 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.33 Stockholders Agreement, dated as of June 17, 1994, by and between the Company, CIBC, Fleet, Chisholm and certain principal stockholders of the Company. (Incorporated by reference to exhibit number 10.56 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.) 10.34Registration Rights Agreement, dated as of June 17, 1994, by and between the Company, CIBC, Fleet and Chisholm. (Incorporated by reference to exhibit number 10.57 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.35 Purchase Agreement, dated as of June 19, 1995, by and among the Company, CIBC, Fleet and an affiliate of Fleet. (Incorporated by reference to exhibit number 10.58 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

  EXHIBIT                                                                                                              PAGE
   NUMBER                                                 DESCRIPTION                                                 NUMBER
-----------  ----------------------------------------------------------------------------------------------------- -----------
10.36          Definitive Agreement,  dated April 26, 1990, by and between Orion
               Asia Pacific and the Republic of the Marshall Islands and a Stock
               Option  Agreement  related thereto.  [CONFIDENTIAL  TREATMENT HAS
               BEEN GRANTED FOR PORTIONS OF THESE  DOCUMENTS.]  (Incorporated by
               reference to exhibit number 10.60 in  Registration  Statement No.
               33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.37 Option Agreement, dated December 10, 1996, by and between Orion Atlantic and Matra Marconi Space. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.37 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)
10.38 Memorandum of Agreement for the Procurement of Orion 2 Spacecraft, dated December 19, 1996, by and between Orion Atlantic and Matra Marconi Space. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.38 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)
10.39 TT&C Earth Station Agreement, dated as of November 11, 1996, by and between Orion Asia Pacific and DACOM Corp. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.39 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)
10.40 Joint Investment Agreement, dated as of November 11, 1996, by and between Orion Asia Pacific and DACOM Corp. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.40 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)
10.41 Orion Network Systems, Inc. Employee Stock Purchase Plan (Incorporated by reference to exhibit number 4.4 in Registration Statement No. 333-19021 on Form S-8 of Orion Network Systems, Inc.)
10.42 Orion Network Systems, Inc. 401(k) Profit Sharing Plan (Incorporated by reference to exhibit number 4.5 in Registration Statement No. 333-19021 on Form S-8 of Orion Network Systems, Inc.)
10.43 Orion Network Systems, Inc. Non-Employee Director Stock Option Plan (Incorporated by reference to exhibit number 10.43 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)
10.44 Exchange Agreement dated June 1996 among Orion Network Systems, Orion Atlantic, OrionSat and the Limited Partners (Incorporated by reference to exhibit 10 in Current Report on Form 8-K dated December 20, 1996, of
               Orion Network Systems, Inc.)

10.45 First Amendment to Exchange Agreement dated December 1996 among Orion Network Systems, Orion Atlantic, OrionSat and the Limited Partners. (Incorporated by reference to exhibit number 10.45 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)
10.46 Redemption Agreement dated November 21, 1995, by and between STET and Orion Atlantic, the promissory notes delivered thereunder and Instrument of Redemption relating thereto. (Incorporated by reference to exhibit number 10.1 in Current Report on Form 8-K dated November 21, 1995 of Orion Network Systems, Inc.)
10.47 IPSP-Telecom Italia Agreement dated November 21, 1995, by and between Telecom Italia and Orion Atlantic. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.2 in Current Report on Form 8-K dated November 21, 1995 of Orion Network Systems, Inc.)
10.48 Indemnity Agreement dated November 21, 1995, by and among Telecom Italia, Orion Atlantic, Orion and STET. (Incorporated by reference to exhibit number 10.3 in Current Report on Form 8-K dated November 21, 1995 of Orion Network Systems, Inc.)

  EXHIBIT                                                                                                              PAGE
   NUMBER                                                 DESCRIPTION                                                 NUMBER
-----------  ----------------------------------------------------------------------------------------------------- -----------
10.49          Subscription  Agreement  dated  November 21, 1995, by and between
               Orion and  Orion  Atlantic,  and the  promissory  note  delivered thereunder.  (Incorporated by reference to exhibit number 10.5 in
               Current  Report  on Form 8-K  dated  November  21,  1995 of Orion
               Network Systems, Inc.).
10.50           First  Amendment to the Italian Facility and Services  Agreement
               dated  November 21, 1995, by and between Orion Atlantic and Nuova
               Telespazio.  (Incorporated by reference to exhibit number 10.7 in
               Current  Report  on Form 8-K  dated  November  21,  1995 of Orion
               Network Systems, Inc.).
10.51          Registration  Rights  Agreement,  dated  January 13, 1997, by and among Orion Newco Services,  Inc.,  British  Aerospace  Holdings,
               Inc.  and Matra  Marconi  Space.  (Incorporated  by  reference to exhibit number 10.51 in Registration  Statement No.  333-19795 on
               Form S-4 of Orion Newco Services, Inc.)

10.52 Orion 3 Spacecraft Purchase Contract, dated January 15, 1997, by and among Hughes Space and Communications International, Inc., Orion Asia Pacific Corporation and Orion Network Systems. {CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARTELY WITH THE COMMISSION.]*
12.1           Statement  Regarding  Computation  of Ratio of  Earnings to Fixed
               Charges.
21.1 List of subsidiaries of Orion. (Incorporated by references to exhibit number 21.1 in Registration Statement No. 333-19795 on Form S-4 of Orion Newco Services, Inc.)
23.1           Consent of Ernst & Young LLP
23.2 Consent of Hogan & Hartson L.L.P. (included in their opinion filed as Exhibit 5.1).*
23.3           Consent of Ascent Communications Advisors, L.P.
24.1 Powers of Attorney (included on the signature pages of the Registration Statement).
26.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended of Bankers Trust Company as trustee (Separately Bound)*
99.1 Orders of FCC regarding OrionSat. (Incorporated by reference to exhibit number 99.1 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.).
99.2 Valuation for Orion Atlantic as of December 1, 1996, by Ascent Communications Advisors, L.P. (Included as Attachement A to the Prospectus which is a part of this Registration Statement.)


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   * To be filed by amendment.
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